Exhibit 99.1

Resideo Announces Agreement to Acquire First Alert, Inc., a Leader in Home Safety Products, and Provides Preliminary Fourth Quarter Financial Results

•	Transaction expands and leverages Resideo’s footprint in the home with complementary fire and carbon monoxide detection and fire suppression products

•	Enhances presence across retail and professional channels

•	Highly recognizable and respected First Alert® and BRK® brands

•	Significant cost synergies targeted with $30 million in identified annual savings

Scottsdale, Arizona, February 7, 2022 – Resideo Technologies, Inc. (NYSE: REZI), a leading global provider of home comfort and security solutions and distributor of commercial and residential security and audio-visual products, today announced that it has entered into a definitive agreement to acquire First Alert, Inc., a leading provider of home safety products, from Newell Brands Inc. (Nasdaq: NWL) for $593 million in an all cash transaction, or approximately $547 million net of expected future tax benefits.

Established in 1969 and based in Aurora, Illinois, First Alert is a leader in the home safety market with a strong omni-channel presence serving end users directly through retail and e-commerce channels and professional contractors through relationships with distributors and homebuilders. First Alert offers a comprehensive portfolio of detection and suppression devices including smoke alarms, carbon monoxide (CO) alarms, combination alarms, connected fire and CO devices, and fire extinguishers and other suppression solutions. Products are marketed through the First Alert, BRK and Onelink® brands.

“The addition of First Alert to the Resideo portfolio provides a highly complementary extension of our existing sensor solutions in the home,” commented Jay Geldmacher, Resideo CEO. “Not only does First Alert bring a leading brand and market position in home safety, but its products also occupy a highly strategic position on the ceiling.

“We see significant operational synergies with First Alert’s strength in retail and relationships with leading homebuilders and Resideo’s strong partnership with professional contractors and distributors. First Alert advances our strategy of expanding Resideo’s presence with contractors and broadening our suite of sensors for the home.”

Financial and Closing Details

•	For the year ended December 31, 2021, First Alert generated approximately $395 million of sales and adjusted EBITDA of approximately $55 million.

•

Resideo is targeting $30 million in annual cost synergies by the end of 2023 from the integration of manufacturing and distribution operations, and general operational and business support efficiency efforts.

•

Resideo expects to realize approximately $46 million in net present value of tax benefits as a result of making a joint election with Newell under Section 338(h)(10) of the Internal Revenue Code, which treats the majority of the transaction as an asset purchase for tax purposes.

•	Net of the present value of the anticipated acquired tax benefits and including expected cost synergies, the purchase price represents a multiple of approximately 6.4x 2021 adjusted EBITDA.

•	First Alert has over 2,800 employees and its operations include manufacturing in Juarez, Mexico, and a primary distribution facility in El Paso, Texas.

The transaction is expected to be completed in the first quarter of 2022, and is subject to customary closing conditions, including receipt of applicable regulatory approvals.

Resideo Preliminary Fourth Quarter 2021 Financial Results

For the quarter ended December 31, 2021, Resideo’s preliminary expectations include revenue of $1.454 billion, gross margin of 27.2% and operating profit of $141 million. Resideo will release full fourth quarter and full year 2021 financial results after the close of the New York Stock Exchange on Tuesday, February 15, and host a webcasted conference call at 5 p.m. ET. Additional details on the acquisition will be provided at that time.

About Resideo

Resideo is a leading global manufacturer and distributor of technology-driven products and solutions that provide comfort, security, energy efficiency and control to customers worldwide. Building on a 130-year heritage, Resideo has a presence in more than 150 million homes, with 15 million systems installed in homes each year. We continue to serve more than 110,000 professionals through leading distributors, including our ADI Global Distribution business, which exports to more than 100 countries from nearly 200 stocking locations around the world. For more information about Resideo, please visit www.resideo.com.

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Rubbermaid, FoodSaver, Calphalon, Sistema, Sharpie, Paper Mate, Dymo, EXPO, Elmer’s, Yankee Candle, Graco, NUK, Rubbermaid Commercial Products, Spontex, Coleman, Campingaz, Contigo, Oster, Sunbeam and Mr. Coffee. Newell Brands’ beloved, planet friendly brands enhance and brighten consumers lives at home and outside by creating moments of joy, building confidence and providing peace of mind.

Resideo Contacts:
Investors:	Media:
Jason Willey	Bruce Eric Anderson
investorrelations@resideo.com	bruce.e.anderson@resideo.com

Newell Brands Contacts:
Investors:	Media:
Sofya Tsinis	Beth Stellato
VP, Investor Relations	VP, Corporate Communications
+1 (201) 610-6901	+1 (470) 580-1086
sofya.tsinis@newellco.com	beth.stellato@newellco.com

Forward-Looking Statements

This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) the ability to timely satisfy the conditions to the closing of the First Alert transaction and the timing for the consummation thereof, (2) our ability to achieve the targeted amount of annual cost synergies and the expected net present value of tax benefits resulting from the First Alert transaction, (3) our ability to integrate the First Alert business into Resideo and realize the anticipated strategic benefits of the transaction, including the anticipated operational synergies and expansion of our presence with contractors and the suite of sensor products for the home, (4) our actual results for the fourth quarter ended December 31, 2021 differing from the estimated financial results included in this press release, including due to the completion of our financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that financial results for the fourth quarter of 2021 are finalized, (5) the duration and severity of the COVID-19 pandemic and the disruption to our business and the global economy caused by it, including (A) its effect on the demand for our products and services, (B) its effect on our and our business partners’ supply chains, workforce, liquidity, spending and timing for payments and disbursements, and (C) the impact of potential facility closures and the modified working conditions at our corporate offices, Product & Solutions segment and ADI Global Distribution segment, (6) the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under, the agreements we entered into with Honeywell in connection with our spin-off, (7) the likelihood of continued success of our transformation programs and initiatives, (8) whether the settlement of our pending securities class action litigation will become effective and finally approved by the court on the terms previously announced, and (9) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other periodic filings we make from time to time with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release, and we caution investors not to place undue reliance on any such forward-looking statements.